MSO PURCHASE AGREEMENT

This agreement (hereinafter the "Agreement") is entered into effective as of this 28th day of November 2007, by and among Vital Health Technologies, Inc./Caribbean American Health Resorts, Inc., a Minnesota Corporation (hereinafter "CAHR") and Dr. Edward Rubin the owner of record (hereinafter "Seller"),of the MSO (hereinafter "MSO"), with respect to CAHR's purchase of the MSO.

In consideration of the mutual covenants and promises hereinafter contained, the Seller agrees to sell and the Buyer agrees to buy the MSO as described in Exhibit "A" attached and incorporated by reference, upon the following terms and conditions.

1. METHOD OF PAYMENT OF PURCHASE PRICE. The purchase price for the MSO in the manner of payment set forth in Exhibit "B" attached and incorporated by reference.

2. POST EXECUTION EVENTS. Upon execution of this Agreement, the following shall be actions shall be accomplished and documents executed and delivered as set forth in Exhibit "C" attached and incorporated by reference.

3. REPRESENTATIONS REGARDING SELLER. Seller hereby represents and warrants as follows, each of which representations and warranties shall also be true as of the Closing Date:

(a) Seller is the sole owner of record and beneficially owns all of the issued and outstanding Shares and other incidents of ownership o f the MSO.

(b) The Stockholder is the sole registered holder of the issued and outstanding Shares of the MSO.

(c) The MSO has no outstanding or authorized capital shares, warrants, option or convertible securities.

(d) Since December 31, 2006, there have not been any material adverse changes in the financial position of the assets and entities comprising the MSO except changes arising in the ordinary course of business, which changes will in not materially and adversely affect the financial position of Momentum.

(e) The MSO is not a party to any material litigation or any governmental investigation or proceedings and, to the knowledge of the Seller, no such litigation or investigation is threatened.

(e) The entity or entities comprising the MSO are in good standing in its jurisdiction of incorporation.

(f) The MSO and Seller have (or, by the Closing Date will have) filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

(g) The MSO and Seller have not, breached and there is no pending or threatened claim that they have breached any of the terms or conditions of any agreements, contracts or commitments to which they are a party.

(h) The MSO has made, as is applicable, its corporate financial records, minute books, and other corporate documents and records available for review to the present management of CAHR prior to the Closing Date, during reasonable business hours and on reasonable notice.

(i) All information regarding the MSO which is set forth herein or has otherwise been provided to CAHR is true and accurate in all material respects.

4.  REPRESENTATIONS REGARDING CAHR. CAHR hereby represents and warrants as follows, each of which representations and warranties shall also be true as of the Closing Date:

(a) As of the Closing Date, the CAHR Shares to be issued and delivered to all of the Seller will, when so issued and delivered, constitute, duly authorized, validly and legally issued CAHR Shares fully-paid and non-assessable.

(b) CAHR has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions described herein have been duly authorized by all necessary corporate action, including being duly authorized by the Board of Directors CAHR and by its shareholders as may be required by 1aw. This Agreement and the consummation of the transactions described herein constitute the binding obligation of CAHR, enforceable against CAHR and its shareholders in accordance with its terms. The execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other regulation. The execution and performance of this Agreement will not violate or conflict with any provision of the articles of Incorporation or By-laws of CAHR.

(c) Since December 31, 2006, there have not been any material adverse changes in the financial condition of CAHR. From the date hereof until the Closing Date. CAHR shall not engage in any activity other than activities in anticipation of and in furtherance of the transactions described in this Agreement.

(d) Neither CAHR nor, to its knowledge, any related party or affiliate of CAHR., is a party to or the subject of any pending material litigation, claims or governmental investigation or proceedings and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of CAHR, threatened or contemplated against or affecting CAHR, its properties, or any related party or affiliate of CAHR.

(e) CAHR and, as is applicable, each subsidiary of CAHR is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and CAHR and each Subsidiary of CAHR. presently has and at Closing shall have the corporate power to own its properties and to carry on CAHR's business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

(f) CAHR has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof due or required 7o be filed and/of has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

(g) CAHR's authorized capital stock shall, immediately prior to Closing consist of: (i) 50,000,000 shares of common stock, $0.01 par value; of which not more than 15,731,200 shares will be issued and outstanding immediately prior to Closing. All outstanding shares of capital stock of CAHR arc validly issued, fully paid and non-assessable. As of the date of this Agreement, there are not (and as of t he Closing, Date there will not be) any existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or un-issued capital stock or other securities of CAHR. CAHR is not, as of the date of this Agreement, nor will he as of the Closing Date, a party to any consulting or severance agreement or any agreement similar to any of them.

(h) CAHR does not own, directly or indirectly any of the capital stock or any other securities of any other corporation or any equity, profit sharing, participation or interest in any corporation, partnership, joint venture or any other entity.

(i) CAHR has disclosed in writing all events, conditions and facts materially affecting its business, financial condition or results of operations.

(j) The corporate financial records, minute books and other documents and records of CAHR have been made available to Seller prior to the Closing Date, during reasonable business hours and on reasonable notice.

(k) CAHR has not breached, and there is no pending or threatened claim that CAHR has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which CAHR is subject. CAHR hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent and that it has disclosed to Seller all relationships or dealings with related parties or affiliates.

(1) The CAHR common stock is currently quoted under the trading symbol "CAHR.PK" on the Pink Sheet Board and there are no stop orders in effect with respect thereto.

(m) All information regarding CAHR which is set forth herein or has otherwise been provided by CAHR to Seller is true and accurate in all material respects.

(n) CAHR will be current in all material respects with regard to its reporting obligations with the SEC and, to CAHR's knowledge, all reports filed with the SEC are materially true, complete and accurate, and there is no information or event required to be disclosed that has not been disclosed or will not be disclosed in any Of CAHR's public filings as of the date hereof and as of the Closing Date. All filings required to be made with the SEC or any state or local government to effect the transactions described herein have or will be made prior to Closing.

(o) The affirmative vote of the holders of a majority of the issued and outstanding shares of CAHR common stock entitled to vote is the only vote of the holders of any class or series of the CAHR capital stock necessary to consummate the transactions described in this Agreement.

(p) CAHR is not a party to any material litigation or any governmental investigation or proceeding and, to the knowledge of CAHR, no such litigation or investigation is threatened.

5.  CLOSING. The Closing of the transactions described herein shall take place on such date (the "Closing" or "Closing Date") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about the 'late of approval or effectiveness by the SEC of any registration statement or proxy filings required by this transaction unless extended by mutual consent of all parties hereto.

6.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER. All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

(a) The representations and warranties regarding CAHR contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

(b) CAHR shall have performed and complied, in all material respects, with all covenants, agreements and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

(c) On or before the Closing, the Board of Directors of CAHR shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions described herein.

(d) On or before the Closing Date, CAHR shall have delivered certified copies of resolutions of the Board of Directors of CAHR approving and authorizing the execution, delivery and performance of this Agreement me authorizing all of the necessary and proper action to enable CAHR to comply with the terms of this Agreement including the election of Seller's nominees to the Board of Director of CAHR and all matters outlined herein.

(e) The holders of a majority of CAHR's issued and outstanding common stock shall have duly approved all applicable matters described in this Agreement in accordance with applicable law.

(f) At the Closing, all instruments and documents delivered to the Seller pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Seller.

(h) The CAHR Shares to be issued to the Seller at Closing will be validly issued non-assessable and fully-paid under applicable corporation law and will he issued in compliance with all federal, state and applicable securities laws.

(i) At the Closing, CAHR shall have delivered to the Seller an opinion of its counsel dated as of the Closing to the effect that

(i) CAHR is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

(ii) CAHR and its shareholders have authorized the execution, delivery and performance of this Agreement by all necessary corporate action, and subject to certain limitations relating to bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws, rules and regulations affecting enforcement of creditors' rights and remedies generally, the Agreement is a valid and binding obligation of CAHR enforceable in accordance with its terms.

(iii) The CAHR Shares to be issued pursuant to Section 2 hereof, when issued, will be duly and validly issued, fully-paid and non-assessable;

(iv) CAHR has the corporate power to execute, deliver and perform all of its obligations under this Agreement.

7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CAHR.

All obligations of CAHR under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a) The representations and warranties regarding the Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the closing as though such representations and warranties were made at and as of such time.

(b ) The Seller shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

8.  PRESS RELEASES. CAHR and Seller shall consult with the other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions described herein; provided however, that nothing in this Section shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation federal securities laws provided that the disclosing party shall provide the non-disclosing party with reasonable advance notice thereof and any text of such disclosure.

9. INDEMNIFICATION. For a period of two years from the Closing Date, CAHR agrees to indemnify and hold harmless the Seller, and the Seller agrees to indemnify and hold harmless CAHR against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including reasonable attorney's fees incident of any of the forgoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's to a material breach of a covenant, representation of warranty, or an indemnifying party's non-fulfillment of any agreement hereunder or form any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

10.  NATURE AND SURVIVAL OF CONDITIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreement contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

11.  DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

(a) Seller will deliver, or will cause to be delivered, to CAHR the following:

(i) A certificate or electronic report from the jurisdiction of incorporation of MSO, as applicable, dated at or about the closing to the effect that MSO is in good standing under the laws of said jurisdiction;

(ii) As applicable, corporate resolutions of the MSO's Board of Directors authorizing the transactions described in this Agreement.

(iii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement

(iv) all other items, the delivery of which is a condition precedent to the obligations of CAHR, as set forth herein;

(b) CAHR will deliver or cause to be delivered to the Momentum Stockholders;

(i) stock certificates representing those securities of CAHR to be issued as a part of the exchange as described in this Agreement;

(ii) a certificate of the President and Secretary of CAHR, to the effect that, to the best of their knowledge and belief, all representations and warranties of CAHR made under this Agreement are true and correct as of the Closing. the same as though originally given to the Momentum Stockholders on said date;

(iii) certified copies of resolutions adopted by CAHR Board of Directors authorizing the transactions described herein and all related matters and such consents of CAHR stockholders as are required to consummate the transactions described herein;

(iv) opinion of CAHR counsel that in their opinion there are no outstanding or impending lawsuits or actions in law that would adversely impact this Agreement or the execution thereof

(v) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement

(vi) all other items, the delivery of which is a condition precedent to the obligations of the Seller.

12.  FINDER FEES. The Seller and CAHR represents and warrants to each other that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder” or similar person in connection with this Agreement or any of the transaction, contemplated hereby. In this regard, CAHR on the one hand, and the Seller, on the other hand, will identify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

13. MISCELLANEOUS.

(a) Further Assurance. At any time and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred here under or otherwise to carry out the intent and purposes of this Agreement.

(b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(c)  Termination. All obligations hereunder, may be terminated at the discretion of either CAHR's or Seller if (i) the closing conditions specified in hereto are not met by February 29, 2008, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

(d) Amendment. This Agreement may be amended only in writing as agreed to by all the parties hereto.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:

If to CAHR: With a copy to: If to Seller: With a copy to:
CEO
Caribbean American Health Resorts, Inc.
9454 Wilshire Boulevard, Suite 600
Beverly Hills, CA 90212

Dennis P R Codon, Esq.
Robins, Kaplan, Miller, Ciresi, LLP
2049 Century Park East, Suite 3700
Los Angeles, CA 90067
FAX: (310) 229-5800.

CEO
Dr. Edward Rubin
Momentum Medical Inc
12134 Victory Blvd.
North Hollywood, CA 91606

Robert Peterson, Attorney
233 Wilshire Blvd., Ste. 400
Santa Monica, CA 90401
FAX: (310) 917-1903

(f) Headings. The section and subsection headings in this Agreement arc inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts; each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof

(j) Time. Time is of the essence.

(k)  Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

(1) Governing Laws. This Agreement shell be governed by, and construed and enforced in accordance with, the Laws of the State of Minnesota, without regard to conflicts or choice of law provisions of the State of Minnesota.

(m) Extraordinary Remedies. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law

(n) Amendments or Addenda. All amendments, addenda modifications, or changes to this contract are shown on in an attached hereto and made a part hereof

(o)  Initials and Exhibits. This contract shall not be valid and enforceable unless it is properly executed by Buyer and Seller and their initials affixed to each page of the exhibits attached hereto and made a part hereof

(p) Responsibility and Costs. Except as may be agreed by the parties, all fees, expenses and out-of-pocket; costs and expenses including without limitation fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by CAHR.

(q)  Parties in Interest: No third Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall tenure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

CARIBBEAN AMERICAN HEALTH RESORTS, INC.
Hal Martin, President

By:  /s/  Halton Martin

Edward Rubin, SELLER

By:  /s/  Edward Rubin

EXHIBIT "A"

DESCRIPTION OF MSO

The HPHPRE LLC, the MSO that contains all assets associated with or relating to that certain business establishments and medical clinics known and commonly referred to as Dr. Edward Rubin and Momentum Medical Group Inc., including but not limited to trade name, all leasehold improvements, inventory fixtures, utility deposits, and any and all other security deposits, and any and all other items normally considered and commonly referred to as assets to the extent such assets are transferable under applicable law.

All liabilities and obligations currently outstanding on the business and all liabilities and obligations which will occur in the future as a result of the normal operations of the business prior to the closing date and

All leasehold interest and leasehold agreement(s) currently in force between Seller and Seller's landlord.

EXHIBIT "B"
METHOD OF PAYMENT OF PURCHASE PRICE

PAYMENT. The Purchase Price shall be paid as follows:

(a) 5,000,000 shares of un-issued common stock of CAHR Shares such CAHR Shares shall hear the following or similar restrictive legend:

The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred unless (1) they are registered under the Act or (2) the holder has delivered to the issuer an opinion of counsel, which opinion shall be satisfactory to the issuer, to the effect that there is an available exemption from registration under the Act and any applicable state securities laws or that registration is otherwise not required.

(b) A PROMISSORY NOTE in the amount of $3,000,000 for the benefit of the Seller in the form attached and incorporated by reference

    (c) A VOTING TRUST AGREEMENT in the form attached and incorporated by reference.

EXHIBIT "C"
POST EXECUTION EVENTS

Upon execution of this Agreement, the following shall be actions shall be accomplished and documents executed and delivered:

(a) CAHR shall promptly, at its expense, fulfill its responsibility to prepare and file appropriate all applicable reports with the Securities and Exchange Commission (the "SEC'), and any registration statements and/or proxy filings, as may be required.

(b) CAHR shall immediately file an amendment to the Articles o f Incorporation to change the name of Momentum Medical Inc to CAHR Medical, MSO or such as directed by the Board of Directors.

(c) CAHR shall immediately record the minutes of the meeting of the shareholders and of the Board of Directors of CAHR authorizing the following:

(i)	Election of Edward Rubin, Mitch Rubin, Doug Rubin, Hal Martin and Paul Meye as directors of CAHR and after the election they will be the only directors of the corporation.
(ii)	Appointment of and their acceptance of title by said officers.
(iii)	Ratification of an EMPLOYMENT CONTRACT for each of the officers listed in (c) (iii)

(d) Prior to Closing, there shall be no stock dividend, stock split, recapitalization or exchange of shares with respect to or rights issued in respect of CAHR's capital stock after the date hereof and there shall be no dividends paid on CAHR's capital stock.

(e) CAHR shall have received all requisite Board of Directors, stockholder and other approvals, if any, of the matters set forth herein.

(d) CAHR agrees that it will cause its transfer agent, without unnecessary delay, to transfer those outstanding CAHR shares of common stock that are publicly resold pursuant to the resale provisions of Rule 144 of the Securities 1933, as amended to Seller.